AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 3, 2003, is between the California Money Market Portfolio, a series of Calvert Tax-Free Reserves, and the Money Market Portfolio, a series of Calvert Tax-Free Reserves.

        In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1.     SHAREHOLDER APPROVAL

Approval by Shareholders. A meeting of the shareholders of California Money Market Portfolio shall be called and held for the purpose of acting on and authorizing the transactions contemplated in this Agreement and Plan of Reorganization (the “Agreement” or “Plan”). Money Market Portfolio shall furnish to California Money Market Portfolio such data and information as shall be reasonably requested by California Money Market Portfolio for inclusion in the information to be furnished to its shareholders in connection with the meeting.

2.     REORGANIZATION

(a)	Plan of Reorganization. California Money Market Portfolio will convey, transfer, and deliver to Money Market Portfolio all of the then-existing assets of California Money Market Portfolio at the closing provided for in Section 2(b) of this Agreement (the “Closing”). In consideration thereof, Money Market Portfolio agrees at the Closing:

(i)	to deliver to California Money Market Portfolio in exchange for the assets the number of full and fractional shares of common stock of Money Market Portfolio (“Money Market Portfolio Shares”) to be determined as follows:

In accordance with Section 3 of this Agreement, the number of shares shall be determined by dividing the per share net asset value of California Money Market Portfolio Shares (rounded to the nearest millionth) by the net asset value per share of Money Market Portfolio (rounded to the nearest millionth) and multiplying the quotient by the number of outstanding shares of California Money Market Portfolio as of the close of business on the closing date. It is expressly agreed that there will be no sales charge to California Money Market Portfolio, or to any of the shareholders of California Money Market Portfolio upon distribution of Money Market Portfolio Shares to them; and

(ii)	not to assume any of California Money Market Portfolio’s obligations and liabilities, whether absolute, accrued, contingent, or otherwise.

(b)	Closing and Effective Time of the Reorganization. The Closing shall occur at the Effective Time of the Reorganization, which shall be either:

(iii)	the later of receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of California Money Market Portfolio at which the Plan will be considered, or

(iv)	such later date as the parties may mutually agree.

3.     VALUATION OF NET ASSETS

(a)	The value of California Money Market Portfolio’s net assets to be transferred to Money Market Portfolio under this Agreement shall be computed as of the close of business (coinciding with the closing of the regular session of the New York Stock Exchange (NYSE) (normally 4:00 p.m. ET)) on the business day immediately preceding the Closing Date (hereinafter the “Valuation Date”) using the valuation procedures as set forth in Money Market Portfolio’s prospectus.

(b)	The net asset value per share of Money Market Portfolio Shares for purposes of Section 2 of this Agreement shall be determined as of the close of business on the Valuation Date by Money Market Portfolio’s Controller using the same valuation procedures as set forth in Money Market Portfolio’s prospectus.

(c)	A copy of the computation showing in reasonable detail the valuation of California Money Market Portfolio’s net assets to be transferred to Money Market Portfolio pursuant to Section 2 of this Agreement, certified by the Controller of California Money Market Portfolio, shall be furnished by California Money Market Portfolio to Money Market Portfolio at the Closing. A copy of the computation showing in reasonable detail the determination of the net asset value per share of Money Market Portfolio Shares pursuant to Section 2 of this Agreement, certified by the Controller of Money Market Portfolio, shall be furnished by Money Market Portfolio to California Money Market Portfolio at the Closing.

4.	LIQUIDATION AND DISSOLUTION

(a)	As soon as practicable after the Closing Date, California Money Market Portfolio will distribute pro rata to California Money Market Portfolio shareholders of record as of the close of business on the Closing Date the shares of Money Market Portfolio received by California Money Market Portfolio pursuant to Section 2 (a) of this Agreement. Such liquidation and distribution will be accompanied by the establishment of shareholder accounts on the share records of Money Market Portfolio in the names of each such shareholder of California Money Market Portfolio, representing the respective pro rata number of full shares and fractional interests in shares of Money Market Portfolio due to each. No such shareholder accounts shall be established by Money Market Portfolio or its transfer agent for Money Market Portfolio except pursuant to written instructions from California Money Market Portfolio, and California Money Market Portfolio agrees to provide on the Closing Date instructions to transfer to a shareholder account for each former California Money Market Portfolio shareholder a pro rata share of the number of shares of Money Market Portfolio received pursuant to Section 2(a) of this Agreement.

(b)	Promptly after the distribution described in Section 4(a) above, appropriate notification will be mailed by Money Market Portfolio or its transfer agent to each shareholder of California Money Market Portfolio receiving such distribution of shares of Money Market Portfolio informing such shareholder of the number of such shares distributed to such shareholder and confirming the registration thereof in such shareholder’s name.

Share certificates representing holdings of shares of Money Market Portfolio shall not be issued unless requested by the shareholder and, if such a request is made, share certificates of Money Market Portfolio will be issued only for full shares of Money Market Portfolio and any fractional interests in shares shall be credited in the shareholder’s account with Money Market Portfolio.

(d)	As promptly as is practicable after the liquidation of California Money Market Portfolio, and in no event later than 12 months from the date of this Agreement, California Money Market Portfolio shall be terminated pursuant to the provisions of the Plan and its By-laws and Declaration of Trust.

(e)	Immediately after the Closing Date, the share transfer books of California Money Market Portfolio shall be closed and no transfer of shares shall thereafter be made on those books.

5.	DECLARATION OF TRUST AND BY-LAWS

Declaration of Trust. The Declaration of Trust of Calvert Tax-Free Reserves, which governs its series, Money Market Portfolio, in effect at the Effective Time of the Reorganization, shall continue to be the Declaration of Trust until amended as provided by law.

(b)	By-laws. The By-laws of Calvert Tax-Free Reserves, which govern its series, Money Market Portfolio, in effect at the Effective Time of the Reorganization, shall continue to be the By-laws until the same shall thereafter be altered, amended, or repealed in accordance with said By-laws.

6.	REPRESENTATIONS AND WARRANTIES OF MONEY MARKET PORTFOLIO

(a)	Organization, Existence, etc. Money Market Portfolio is a duly organized series of Calvert Tax-Free Reserves, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to carry on its business as it is now being conducted. Currently, Money Market Portfolio is not qualified to do business as a foreign corporation under the laws of any jurisdiction. Money Market Portfolio has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

(b)	Registration as Investment Company. Calvert Tax-Free Reserves, of which Money Market Portfolio is a series, is registered under the Investment Company Act of 1940 (the “Act”) as an open-end diversified management investment company. Its registration has not been revoked or rescinded and is in full force and effect.

(c)	Capitalization. Money Market Portfolio has an unlimited number of shares of beneficial interest, no par value, of which as of August 31, 2003, 377,198,789 shares were outstanding, and no shares were held in the treasury of Money Market Portfolio. All of the outstanding shares of Money Market Portfolio have been duly authorized and are validly issued, fully paid, and non-assessable. Since Money Market Portfolio is a series of an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares may change prior to the Effective Time of the Reorganization.

(d)	Shares to be Issued Upon Reorganization. Money Market Portfolio Shares to be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable.

(e)	Authority Relative to this Agreement. Calvert Tax-Free Reserves has the power to enter into the Plan on behalf of its series, Money Market Portfolio, and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated have been duly authorized by the Board of Trustees of Calvert Tax-Free Reserves and no other proceedings by Calvert Tax-Free Reserves are necessary to authorize its officers to effectuate the Plan and the transactions contemplated. Money Market Portfolio is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out the Plan.

(f)	Liabilities. There are no liabilities of Calvert Tax-Free Reserves on behalf of its series, Money Market Portfolio, whether or not determined or determinable, other than liabilities disclosed or provided for in Money Market Portfolio Financial Statements and liabilities incurred in the ordinary course of business subsequent to December 31, 2002, or otherwise previously disclosed to California Money Market Portfolio, none of which has been materially adverse to the business, assets or results of operations of Money Market Portfolio.

(g)	Litigation. To the knowledge of Money Market Portfolio there are no claims, actions, suits, or proceedings, pending or threatened, which would adversely affect Money Market Portfolio or its assets or business, or which would prevent or hinder consummation of the transactions contemplated by this Agreement.

(h)	Contracts. Except for contracts and agreements previously disclosed to California Money Market Portfolio under which no default exists, Money Market Portfolio is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.

(i)	Registration Statement. Money Market Portfolio shall have filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement under the Securities Act of 1933 (“Securities Act”) relating to the shares of capital stock of Money Market Portfolio issuable under this Agreement. At the time the Registration Statement becomes effective, the Registration Statement:

(i)	will comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Regulations”), and

(ii)	will not contain an untrue statement of material fact or omit to state a material act required to be stated therein or necessary to make the statements therein not misleading.

Further, at the time the Registration Statement becomes effective, at the time of the shareholders’ meeting referred to in Section 1, and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information included therein, as amended or supplemented by any amendments or supplements filed by Money Market Portfolio, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by California Money Market Portfolio for use in the Registration Statement or Prospectus and Statement of Additional Information as provided in Section 7(k).

7.	REPRESENTATIONS AND WARRANTIES OF CALIFORNIA MONEY MARKET PORTFOLIO

(a)	Organization, Existence, etc. California Money Market Portfolio is a duly organized series of Calvert Tax-Free Reserves, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has power to carry on its business as it is now being conducted. Currently, California Money Market Portfolio is not qualified to do business as a foreign corporation under the laws of any jurisdiction. California Money Market Portfolio has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as now being conducted.

(b)	Registration as Investment Company. Calvert Tax-Free Reserves, of which the California Money Market Portfolio is a series, is registered under the Act as an open-end management investment company. Its registration has not been revoked or rescinded and is in full force and effect.

(c)	Capitalization. California Money Market Portfolio has an unlimited number of shares of beneficial interest, no par value, of which as of August 31, 2003, 1,099,260,195 shares were outstanding, and no shares were held in the treasury of California Money Market Portfolio. All of the outstanding shares of California Money Market Portfolio have been duly authorized and are validly issued, fully paid, and non-assessable. Since California Money Market Portfolio is a series of an open-end investment company engaged in the continuous offering and redemption of its shares, the number of outstanding shares of California Money Market Portfolio may change prior to the Effective Date of the Reorganization.

(d)	Financial Statements. The financial statements of California Money Market Portfolio for the year ended December 31, 2002, (“California Money Market Portfolio Financial Statements”), to be delivered to Money Market Portfolio, will fairly present the financial position of California Money Market Portfolio as of December 31, 2002, and the results of its operations and changes in its net assets for the year then ended.

(e)	Authority Relative to the Plan. Calvert Tax-Free Reserves has the power to enter into the Plan on behalf of California Money Market Portfolio and to carry out its obligations under this Agreement. The execution and delivery of the Plan and the consummation of the transactions contemplated have been duly authorized by the Trustees of the Calvert Tax-Free Reserves and, except for approval by the holders of its capital stock, no other proceedings by Calvert Tax-Free Reserves are necessary to authorize its officers to effectuate the Plan and the transactions contemplated. California Money Market Portfolio is not a party to or obligated under any charter, by-law, indenture, or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out the Plan.

(f)	Liabilities. There are no liabilities of California Money Market Portfolio whether or not determined or determinable, other than liabilities disclosed or provided for in California Money Market Portfolio Financial Statements and liabilities incurred in the ordinary course of business subsequent to December 31, 2002, or otherwise previously disclosed to Money Market Portfolio, none of which has been materially adverse to the business, assets, or results of operations of California Money Market Portfolio.

(g)	Litigation. To the knowledge of California Money Market Portfolio there are no claims, actions, suits, or proceedings, pending or threatened, which would adversely affect California Money Market Portfolio or its assets or business, or which would prevent or hinder consummation of the transactions contemplated by this Agreement.

(h)	Contracts. Except for contracts and agreements previously disclosed to Money Market Portfolio under which no default exists, Calvert Tax-Free Reserves on behalf of California Money Market Portfolio is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license, or permit of any kind or nature whatsoever.

(i)	Taxes. The federal income tax returns of California Money Market Portfolio have been filed for all taxable years up to and including the taxable year ended December 31, 2002, and all taxes payable pursuant to such returns have been paid. California Money Market Portfolio has qualified as a regulated investment company under the Internal Revenue Code with respect to each past taxable year of California Money Market Portfolio since commencement of its operations.

(j)	Portfolio Securities. All securities to be listed in the schedule of investments of California Money Market Portfolio as of the Effective Time of the Reorganization will be owned by Calvert Tax-Free Reserves on behalf of California Money Market Portfolio free and clear of any liens, claims, charges, options, and encumbrances, except as indicated in the schedule. Except as so indicated, none of the securities is, or after the Reorganization as contemplated by this Agreement will be, subject to any legal or contractual restrictions on disposition (including restrictions as to the public offering or sale of the securities under the Securities Act), and all the securities are or will be readily marketable.

(k)	Registration Statement. California Money Market Portfolio will cooperate with Money Market Portfolio in connection with the Registration Statement referred to in Section 6(i) of this Agreement, and will furnish to Money Market Portfolio the information relating to California Money Market Portfolio required by the Securities Act and its Regulations to be set forth in the Registration Statement (including the Prospectus and Statement of Additional Information). At the time the Registration Statement becomes effective, the Registration Statement, insofar as it relates to California Money Market Portfolio:

(i)	will comply in all material respects with the provisions of the Securities Act and its Regulations, and

(ii)	will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Further, at the time the Registration Statement becomes effective, at the time of the shareholders’ meeting referred to in Section 1 and at the Effective Time of the Reorganization, the Prospectus and Statement of Additional Information, as amended or supplemented by any amendments or supplements filed by Money Market Portfolio, insofar as they relate to California Money Market Portfolio, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement or Prospectus and Statement of Additional Information made in reliance upon and in conformity with information furnished by California Money Market Portfolio for use in the Registration Statement or Prospectus and Statement of Additional Information as provided in this Section 7(k).

8.     CONDITIONS TO OBLIGATIONS OF MONEY MARKET PORTFOLIO

The obligations of Money Market Portfolio under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a)	Representations, Warranties, and Agreements. As of the Effective Time of the Reorganization, California Money Market Portfolio shall have complied with each of its obligations under this Agreement, each of the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of California Money Market Portfolio since December 31, 2002. Money Market Portfolio shall have received a certificate from California Money Market Portfolio satisfactory in form and substance to Money Market Portfolio indicating that it has met the terms stated in this Section.

(b)	Regulatory Approval. All necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission, and all approvals, registrations, and exemptions under state securities laws considered to be necessary shall have been obtained.

Tax Opinion. Money Market Portfolio shall have received the opinion of counsel, addressed to and in form and substance satisfactory to Money Market Portfolio, as to certain of the federal income tax consequences of the Reorganization under the Internal Revenue Code to California Money Market Portfolio and the shareholders of California Money Market Portfolio. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of California Money Market Portfolio in connection with the Reorganization, and on such other written representations as California Money Market Portfolio and Money Market Portfolio, respectively, will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes:

(i)	neither California Money Market Portfolio nor Money Market Portfolio will recognize any gain or loss upon the transfer of the assets of California Money Market Portfolio to Money Market Portfolio in exchange for Money Market Portfolio Shares and upon the distribution (whether actual or constructive) of Money Market Portfolio Shares to the shareholders of California Money Market Portfolio in exchange for their shares of capital stock of California Money Market Portfolio;

(ii)	the shareholders of California Money Market Portfolio who receive Money Market Portfolio Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their shares of capital stock of California Money Market Portfolio for Money Market Portfolio Shares (including any fractional share interests they are deemed to have received) pursuant to the Reorganization;

(iii)	the basis of Money Market Portfolio Shares received by California Money Market Portfolio’s shareholders will be the same as the basis of the shares of capital stock of California Money Market Portfolio surrendered in the exchange, the holding period of Money Market Portfolio shares received by each shareholder of California Money Market Portfolio will include the period during which the shares of California Money Market Portfolio exchanged therefor were held by such shareholder, provided the shares of California Money Market Portfolio were held as a capital asset on the date of the Reorganization; and

(iv)	the basis of California Money Market Portfolio’s assets acquired by Money Market Portfolio will be the same as the basis of such assets to California Money Market Portfolio immediately prior to the Reorganization, and the holding period of the assets of California Money Market Portfolio in the hands of Money Market Portfolio will include the period during which those assets were held by California Money Market Portfolio.

(d)	Opinion of Counsel. Money Market Portfolio shall have received the opinion of counsel for California Money Market Portfolio, dated the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to Money Market Portfolio, to the effect that:

Calvert Tax-Free Reserves is an open-end management company registered under the Securities Act of 1933 and the Investment Company Act of 1940, and is duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts;

California Money Market Portfolio is a series of Calvert Tax-Free Reserves; and

(iii)	The Agreement and Plan of Reorganization and the execution and filing of the Plan have been duly authorized and approved by all requisite action by the Board of Trustees of Calvert Tax-Free Reserves, and the Plan has been duly executed and delivered by Calvert Tax-Free Reserves and, assuming due authorization, execution, and delivery of the Plan by Calvert Tax-Free Reserves, is a valid and binding obligation of Calvert Tax-Free Reserves and its series, California Money Market Portfolio.

9.     CONDITIONS TO OBLIGATIONS OF CALIFORNIA MONEY MARKET PORTFOLIO

The obligations of California Money Market Portfolio under this Agreement with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions:

(a)	Shareholder Approval. The Plan shall have been approved by the affirmative vote of two thirds of all the votes entitled to be cast on the matter; and if necessary, the requisite vote of the shareholders of the other portfolios of Calvert Tax-Free Reserves.

(b)	Representations, Warranties and, Agreements. As of the Effective Time of the Reorganization, Money Market Portfolio shall have complied with each of its responsibilities under this Agreement, each of the representations and warranties contained in this Agreement shall be true in all material respects, and there shall have been no material adverse change in the financial condition, results of operations, business, properties, or assets of Money Market Portfolio since December 31, 2002. As of the Effective Time of the Reorganization, California Money Market Portfolio shall have received a certificate from Money Market Portfolio satisfactory in form and substance to California Money Market Portfolio indicating that it has met the terms stated in this Section.

(c)	Regulatory Approval. The Registration Statement referred to in Section 6(i) shall have been declared effective by the Commission and no stop orders under the Securities Act pertaining thereto shall have been issued; all necessary orders of exemption under the Act with respect to the transactions contemplated by this Agreement shall have been granted by the Commission; and all approvals, registrations, and exemptions under federal and state laws considered to be necessary shall have been obtained.

(d)	Tax Opinion. California Money Market Portfolio shall have received the opinion of counsel, addressed to and in form and substance satisfactory to California Money Market Portfolio, as to certain of the federal income tax consequences of the Reorganization under the Internal Revenue Code to Money Market Portfolio and its shareholders. For purposes of rendering its opinion, counsel may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement which will be distributed to the shareholders of California Money Market Portfolio in connection with the Reorganization, and on such other written representations as California Money Market Portfolio and Money Market Portfolio, respectively, will have verified as of the date of issuance of the tax opinion. The opinion of counsel will be to the effect that, based on the facts and assumptions stated therein, for federal income tax purposes:

(i)	neither California Money Market Portfolio nor Money Market Portfolio will recognize any gain or loss upon the transfer of the assets of California Money Market Portfolio to Money Market Portfolio in exchange for Money Market Portfolio Shares and upon the distribution (whether actual or constructive) of Money Market Portfolio Shares to the shareholders of California Money Market Portfolio in exchange for their shares of capital stock of California Money Market Portfolio;

(ii)	the shareholders of California Money Market Portfolio who receive Money Market Portfolio Shares pursuant to the Reorganization will not recognize any gain or loss upon the exchange (whether actual or constructive) of their shares of capital stock of California Money Market Portfolio for Money Market Portfolio Shares (including any fractional share interests they are deemed to have received) pursuant to the Reorganization;

(iii)	the basis of Money Market Portfolio Shares received by California Money Market Portfolio’s shareholders will be the same as the basis of the shares of capital stock of California Money Market Portfolio surrendered in the exchange, and the holding period of Money Market Portfolio shares received by each shareholder of California Money Market Portfolio will include the period during which the shares of California Money Market Portfolio exchanged therefor were held by such shareholder, provided the shares of California Money Market Portfolio were held as a capital asset on the date of the Reorganization; and

(iv)	the basis of California Money Market Portfolio assets acquired by Money Market Portfolio will be the same as the basis of such assets to California Money Market Portfolio immediately prior to the Reorganization, and the holding period of the assets of California Money Market Portfolio in the hands of Money Market Portfolio will include the period during which those assets were held by California Money Market Portfolio.

(e)	Opinion of Counsel. California Money Market Portfolio shall have received the opinion of counsel for Money Market Portfolio, dated the Effective Time of the Reorganization, addressed to and in form and substance satisfactory to California Money Market Portfolio, to the effect that:

Calvert Tax-Free Reserves is an open-end management company registered under the Securities Act of 1933 and the Investment Company Act of 1940, and is duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts;

Money Market Portfolio is a series of Calvert Tax-Free Reserves;

(iii)	The Agreement and Plan of Reorganization and the execution and filing of the Plan have been duly authorized and approved by all requisite action by the Board of Trustees of Calvert Tax-Free Reserves, and the Plan has been duly executed and delivered by Money Market Portfolio and, assuming due authorization, execution, and delivery of the Plan by Calvert Tax-Free Reserves, is a valid and binding obligation of Calvert Tax-Free Reserves and its series, Money Market Portfolio; and

Money Market Portfolio shares to be issued pursuant to the Reorganization have been duly authorized and upon issuance thereof in accordance with the Plan will be validly issued, fully paid and non-assessable shares of beneficial interest of Money Market Portfolio.

10.	AMENDMENTS, TERMINATIONS, NON-SURVIVAL OF COVENANTS, WARRANTIES AND REPRESENTATIONS

(a)	The parties hereto may, by agreement in writing authorized by the Board of Trustees of each party, amend the Plan at any time before or after approval of the Plan by shareholders of California Money Market Portfolio, but after such approval, no amendment shall be made that substantially changes the terms of this (a) Agreement.

(b)	At any time prior to the Effective Time of the Reorganization, any of the parties may by written instrument signed by it: (i) waive any inaccuracies in the representations and warranties made pursuant to this Agreement, and (ii) waive compliance with any of the covenants or conditions made for its benefit pursuant to this Agreement.

California Money Market Portfolio may terminate the Plan at any time prior to the Effective Time of the Reorganization by notice to Money Market Portfolio if: (i) a material condition to its performance under this Agreement or a material covenant of Money Market Portfolio contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by Money Market Portfolio.

(d)	Money Market Portfolio may terminate the Plan at any time prior to the Effective Time of the Reorganization by notice to California Money Market Portfolio if: (i) a material condition to its performance under this Agreement or a material covenant of California Money Market Portfolio contained in this Agreement is not fulfilled on or before the date specified for the fulfillment thereof, or (ii) a material default or material breach of the Plan is made by California Money Market Portfolio.

(e)	The Plan may be terminated by either party at any time prior to the Effective Time of the Reorganization upon notice to the other party, whether before or after approval by the shareholders of California Money Market Portfolio, without liability on the part of either party hereto or its respective trustees, officers, or shareholders, and shall be terminated without liability as of the close of business on December 19, 2003, if the Effective Time of the Reorganization is not on or prior to such date.

(f)	No representations, warranties, or covenants in or pursuant to the Plan shall survive the Reorganization.

11.	EXPENSES

Each Portfolio will bear its own expenses incurred in connection with this Reorganization.

12.     GENERAL

This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Plan between the parties and may not be changed or terminated orally. The Plan may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each party and delivered to each of the parties hereto. The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Nothing in the Plan, expressed or implied, is intended to confer upon any other person any rights or remedies by reason of the Plan.

        IN WITNESS WHEREOF, California Money Market Portfolio and Money Market Portfolio have caused the Plan to be executed on their behalf by their respective Chairman, President, or a Vice President, and their seals to be affixed hereto and attested by their respective Secretary or Assistant Secretary, all as of the day and year first above written, and to be delivered as required.

(SEAL) Attest: By: /s/ Lancelot A. King	CALVERT TAX-FREE RESERVES on behalf of the CALIFORNIA MONEY MARKET PORTFOLIO By: /s/ Barbara J. Krumsiek Name: Barbara J. Krumsiek Title: President
(SEAL) By: /s/ Lancelot A. King	CALVERT TAX-FREE RESERVES on behalf of the MONEY MARKET PORTFOLIO By: /s/ William M. Tartikoff Name: William M. Tartikoff Title: Vice President & Secretary